                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

New England Business Service, Inc.:

We consent to the incorporation by reference in Registration Statement
Nos. 2-72662, 33-38925, 33-56227, 333-32719, 333-44825 and 333-44819 of New
England Business Service, Inc. on Form S-8 and Registration Statement Nos. 333-26499 and 333-57657 of New England Business Service, Inc. on Form S-3 of our report dated July 24, 1998, appearing in this Annual Report on Form 10-K of New England Business Service, Inc. for the year ended June 27, 1998.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
September 11, 1998